UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2016, the Board of Directors of MB Financial, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the number of directors of the Company from 11 to 12 and appointed Sunil Garg to the newly created directorship. It is expected that Mr. Garg also will be named to the Board’s Audit and Technology Committees. A copy of the press release issued by the Company announcing the appointment of Mr. Garg as a director is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Garg and any other persons pursuant to which he was selected as a director.  There are no transactions in which Mr. Garg has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

The compensation arrangement to which Mr. Garg will generally be entitled as a non-employee director of the Company as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2016, which description is incorporated herein by reference, except that effective beginning in the third quarter of 2016, the annual retainer payable to non-employee directors other than the Chairman increased from $66,000 to $70,000.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits
The following exhibit is being filed herewith:
99.1    Press release dated November 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	November 2, 2016	By:	/s/John Francoeur
John Francoeur
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number    Description of Exhibit

99.1	Press release dated November 2, 2016